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EXHIBIT (21) SUBSIDIARIES OF GREAT GUARANTY BANCSHARES, INC.

         The sole subsidiary of Great Guaranty Bancshares, Inc. is Guaranty Bank & Trust Company, a Louisiana state banking organization.




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